EXHIBIT 1.1

EXECUTION VERSION

Tribune Company

Common Stock, Par Value $0.01

Underwriting Agreement

June 4, 2007

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

Certain stockholders named in Schedule I hereto (the “Selling Stockholders”) of Tribune Company, a Delaware corporation (the “Company”), propose, subject to the terms and conditions stated herein, to sell to Goldman, Sachs & Co. (the “Underwriter”) an aggregate of 20,351,954 shares (the “Shares”) of Common Stock, par value $0.01 per share, of the Company (the “Stock”).

1.                       The Company represents and warrants to, and agrees with, the Underwriter that:

(a)                                      An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 ASR (File No. 333-142351) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the

Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b)                                     No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company (i) by the Underwriter expressly for use therein or (ii) by a Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3 with respect to such Selling Stockholder (which information is limited to, in the case of this clause (ii), the information that appears under the heading “Selling Stockholders” in the Prospectus (such information, the “Selling Stockholder Information”));

(c)                                      For the purposes of this Agreement, the “Applicable Time” is 4.30 pm (Eastern Time) on the date of this Agreement.  The Pricing Prospectus, as supplemented by the price to investors of the Shares and the number of Shares to be sold, and the Issuer Free Writing Prospectus listed on Schedule II(a) hereto (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for the use therein or to Selling Stockholder Information;

(d)                                     The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the

Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein or to Selling Stockholder Information; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e)                                      The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and do not and will not, as of the applicable effective date as to each part of the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein or to Selling Stockholder Information;

(f)                                        Neither the Company nor any of its Significant Subsidiaries (as hereinafter defined) has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus and other than as set forth in the Pricing Prospectus, there has not been any change in the common stock (other than issuances of common stock pursuant to existing employee benefit plans, repurchases by the Company of its common stock pursuant to a tender offer approved by the Company’s board of directors or conversions of outstanding convertible securities) of the Company or increases in long-term debt (other than pursuant to that certain Credit Agreement, dated as of May 17, 2007, by and among the Company, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Merrill Lynch Capital Corporation, as syndication agent, Citicorp North America, Inc., Bank of America, N.A., and Barclay’s Bank plc, as co-documentation agents and J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner and Smith Incorporated, Citigroup Global Markets Inc. and Banc of America Securities LLC, as joint lead arrangers and joint bookrunners (the “Credit Agreement”)) of the Company and its subsidiaries on a consolidated basis or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus. The subsidiaries of the Company that are significant subsidiaries within the meaning of Rule 1-02 of Regulation S-X under the Act are referred to herein as the “Significant Subsidiaries”;

(g)                                     The Company and its subsidiaries have good and marketable title in fee simple to all real property described as being owned by them in the Pricing Prospectus and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(h)                                     The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified or in good standing in any such jurisdiction would not, individually or in the aggregate, result in a Material Adverse Effect (as defined below in paragraph (m) of this Section 1); and, except as would not, individually or in the aggregate, have a Material Adverse Effect, each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

(i)                                         The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company (including the Shares) have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Disclosure Package and Prospectus; and all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as otherwise set forth in the Pricing Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(j)                                         The sale of the Shares by the Selling Stockholders to the Underwriter and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (A) except as would not, individually or in the aggregate, have a Material Adverse Effect (as defined below in paragraph (m) of this Section 1), conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party, or by which the Company or any of its subsidiaries is bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, except as described in the Pricing Prospectus, (B) result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or By-laws of the Company, as amended, or (C)  result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter;

(k)                                      Neither the Company nor any of its subsidiaries is (A) in violation of its Certificate of Incorporation or By-laws or Limited Liability Company Agreement, as applicable, or (B) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (B) only as would not, individually or in the aggregate, have a Material Adverse Effect (as defined below in paragraph (m) of this Section 1);

(l)                                         The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock; and under the caption “Plan of Distribution”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(m)                                   Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”); and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(n)                                     The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(o)                                     (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or, to the Company’s knowledge, another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(p)                                     Pricewaterhouse Coopers LLP, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting and management’s assessment thereof, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(q)                                     The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in the design or operation of its internal control over financial reporting;

(r)                                        Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(s)                                      The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(t)                                        The Shares are listed on the New York Stock Exchange (the “Exchange”);

(u)                                     Any summary and selected consolidated financial data

(other than any unaudited pro forma consolidated financial statements or financial projections) incorporated by reference into the Registration Statement, the Pricing Prospectus and the Prospectus presents fairly in all material respects the information shown therein and such summary and selected consolidated financial data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.  The unaudited pro forma consolidated financial statements included or incorporated by reference into the Registration Statement, the Pricing Prospectus and the Prospectus have been prepared in good faith on the basis of the assumptions incorporated by reference in the Registration Statement; and

(v)                                     The acquisition of the Shares by the Underwriter pursuant to this Agreement and consummation of the other transactions contemplated hereby shall not cause or result in the Underwriter being or being deemed to be an “Acquiring Person” pursuant to the Rights Agreement (as defined below), provided that such acquisition is made by the Underwriter in its capacity as an underwriter and with a view to distribution of such Shares as soon as reasonably practicable following the acquisition thereof, and not for investment. For purposes hereof, “Rights Agreement” means the Rights Agreement, dated as of December 12, 1997, as amended by Amendment No. 1 thereto, dated as of June 12, 2000, Amendment No. 2 thereto, dated as of September 21, 2006, and Amendment No. 3 thereto, dated as of April 1, 2007, by and between the Company and Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A., formerly known as First Chicago Trust Company of New York), as Rights Agent.

2.                                    Each of the Selling Stockholders jointly and severally represents and warrants to, and agrees with, the Underwriter and the Company that:

(a)          All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(b)         The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the constituent trust agreements of such Selling Stockholder if such Selling Stockholder is a trust, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

(c)          Such Selling Stockholder has, and immediately prior to the Time of Delivery (as defined in Section 5(a) hereof) such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the Underwriter;

(d)         Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(e)          Solely with respect to any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Base Prospectus, Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Preliminary Prospectus, Base Prospectus, Pricing Disclosure Package, Prospectus, Issuer Free Writing Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of Item 7 of Form S-3 with respect to such Selling Stockholder and the Registration Statement, any Preliminary Prospectus, the Base Prospectus, the Pricing Disclosure Package and the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and

(f)            In order to document the Underwriter’s compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to the Underwriter prior to or at the Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

3.                                       Subject to the terms and conditions herein set forth, each of the Selling Stockholders agrees, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees to purchase from each of the Selling Stockholders, at a purchase price per share of $31.19, the number of Shares set forth opposite their respective names in Schedule I hereto.

4.                                       The Underwriter proposes to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

5.                                       (a)          The Shares to be purchased by the Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours’ prior notice to the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to the Underwriter, through the facilities of the Depository Trust Company (“DTC”), for the account of the Underwriter against payment by the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by each of the Selling Stockholders, as their interests may appear, to the Underwriter at least forty-eight hours in advance.  To the extent that any of the Shares are certificated, the Selling Stockholders will cause the certificates representing such Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery to and payment by the Underwriter shall be 9:00 a.m., New York City time, on June 7, 2007, or such other time and date as the Underwriter and the Selling Stockholders may agree upon in writing.  Such time and date are herein called the “Time of Delivery”.

(b)                                 The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriter pursuant to Section 9 hereof, will be delivered at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at the Time of Delivery.  A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding the

Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

6.                                       The Company agrees with the Underwriter:

(a)                                  To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Base Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriter (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)                                 If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c)                                  Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(d)                                 Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriter with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case the Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of the Underwriter, to prepare and deliver to the Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e)                                  To make generally available to its stockholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158); and

(f)                                    To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

7.                                       (a)  The Company and each Selling Stockholder represents and agrees that, without the prior consent of the Underwriter, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; the Underwriter represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; any such free writing prospectus the use of which has been consented to by the Company and the Underwriter is listed on Schedule II(a) hereto;

(b)                                 The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)                                  The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriter and, if requested by the Underwriter, will prepare and furnish without charge to the Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein.

8.                                       The Company covenants and agrees that it will pay or cause to be paid the following: (a) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (b) the cost of printing or producing this Agreement, the Blue Sky memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (c) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(c) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey; (d) the cost and charges of any transfer agent or registrar and (e) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section.  The Selling Stockholders covenant and agree that they will pay or cause to be paid all costs and expenses incident to the performance of the Selling Stockholders’ obligations hereunder which are not otherwise specifically provided for in this Section, including (1) any fees and expenses of counsel for such Selling Stockholders, (2) all underwriting discounts and commissions and (3) all expenses and taxes incident to the sale and delivery of the Shares to be sold by the Selling Stockholders to the Underwriter hereunder.  In connection with clause (3) of the preceding sentence, the Underwriter agrees to pay New York State stock transfer tax, and the Selling Stockholders agree to reimburse the Underwriter for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated.  It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that except as provided in this Section, and Sections 10 and 12 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Shares by it, and any advertising expenses connected with any offers it may make.  Nothing in this Section is intended to alter, as between the Company and the Selling Stockholders, any agreement between the Company and the Selling Stockholders with respect to payment of any such expenses.

9.                                       The obligations of the Underwriter hereunder, as to the Shares to be delivered at the Time of Delivery, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Selling

Stockholders shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                  The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)                                 Cravath, Swaine & Moore LLP, counsel for the Underwriter, shall have furnished to you such written opinion or opinions (a form of each such opinion is attached as Annex I hereto), dated the Time of Delivery, in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)                                  Sidley Austin LLP, counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Annex II hereto.

(d)                                 Crane H. Kenney, Senior Vice President, General Counsel and Secretary of the Company, shall have furnished to you his written opinion, dated the Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Annex III hereto;

(e)                                  Gibson, Dunn & Crutcher LLP, counsel for each of the Selling Stockholders shall have furnished to you their written opinion with respect to each of the Selling Stockholders (a draft of each such opinion is attached as Annex IV hereto), dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i)                                     This Agreement has been duly executed and delivered by or on behalf of each Selling Stockholder; and the execution, delivery and performance by the Selling Stockholders of this Agreement (A) based solely on its review of such agreements, will not breach the terms of any agreement or other instrument binding upon the Selling Stockholders identified in a certificate of a trustee of each Selling Stockholder, a copy of which will be delivered to you, which shall include each constituent trust agreement for any Selling Stockholder that is a trust (provided that such counsel will express no opinion as to the effect of any Selling Stockholder’s performance of its obligations in this Agreement on its compliance with covenants solely relating to financial calculations in any such agreement), (B) will not violate any law currently in effect in the States of California or New York or the United States of America applicable to the Selling Stockholders that, in such counsel’s experience, is generally applicable to transactions in the nature of those contemplated by this Agreement and (C) based solely on its review of such judgments, orders or decrees, will not breach any judgment, order or decree of any court or other agency of government having jurisdiction over the Selling Stockholders identified in a certificate of a trustee of each Selling Stockholder, a copy of which will be delivered to you;

(ii)                                  The execution, delivery and performance by the Selling Stockholders of this Agreement will not require any filing with or approval of any governmental authority or regulatory body of the States of California or New York or the United States of America applicable to the Selling Stockholders, except for such filings or approvals as have already been made or obtained, including under the Act, and except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares; and

(iii)                               Upon (A) payment for the Shares by the Underwriter pursuant to this Agreement, (B) delivery of such Shares, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by DTC, (C) registration of such Shares in the name of Cede or such other nominee and (D) the crediting of such Shares on the books of DTC to the securities account of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any “adverse claim”, within the meaning of Section 8-105 of the Uniform Commercial Code as currently in effect in the State of New York (“UCC”), to such Shares) (1) the Underwriter shall be a “protected purchaser” of such Shares, within the meaning of Section 8-303 of the UCC, (2) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Shares and (3) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriter with respect to such security entitlement.

(f)                                    On the date hereof at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Pricewaterhouse Coopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex V hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex V(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement, and as of the Time of Delivery, is attached as Annex V(b) hereto);

(g)                                 (i)                                     Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the common stock (other than issuances of common stock pursuant to existing employee benefit plans or conversions of outstanding convertible securities) of the Company or increases in the long term debt (other than pursuant to the Credit Agreement) of the Company and its subsidiaries on a consolidated basis or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus;

(h)                                 On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(i)                                     On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the

Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus;

(j)                                     The Company shall have complied with the provisions of Section 6(d) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(k)                                  The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and of the Selling Stockholders, respectively, herein at and as of the Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section (in the case of the certificate of officers of the Company) and as to such other matters as you may reasonably request.

10.                                 (a)                                  The Company will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, any

Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with (i) written information furnished to the Company by the Underwriter expressly for use therein, or (ii) Selling Stockholder Information.

(b)                                 Each of the Selling Stockholders will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, Base Prospectus, Pricing Disclosure Package, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, Base Prospectus, Pricing Disclosure Package, the Registration Statement or the Prospectus, or any such amendment or supplement or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein (which information consists of the Selling Stockholder Information); and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, Base Prospectus, Pricing Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein.  The liability of each Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the amount of proceeds (after underwriting discounts and commissions but before expenses) such Selling Stockholder received from the sale of the Shares sold by such Selling Stockholder under this Agreement.

(c)                                  The Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or the Selling Stockholders in connection with investigating or defending any such action or claim as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein.

(d)                                 Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)                                  If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, each of the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (e), (1) the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (2) the liability of each Selling Stockholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the amount of the proceeds (after underwriting discounts and commissions but before expenses) such Selling Stockholder received from the sale of the Shares sold by such Selling Stockholder under this Agreement.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)                                    The obligations of the Company and the Selling Stockholders under this Section 10 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act and each broker-dealer affiliate of the Underwriter; and the obligations of the Underwriter under this Section 10 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

(g)                                 Nothing in this Section 10 is intended to, or shall, limit the indemnification and contribution obligations of the Company and the Selling Stockholders, but only as between themselves, as provided in the Registration Rights Agreement, dated as of April 1, 2007, among Chandler Trust No. 1, Chandler Trust No. 2 and the Company (the “Registration Rights Agreement”).

11.                                 The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the Underwriter as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

12.                                 If for any reason the Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, each of the Selling Stockholders pro rata (based on the number of Shares to be sold by such Selling Stockholder hereunder) will reimburse the Underwriter for all out of pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Shares, but the Company and the Selling Stockholders shall then be under no further liability to the Underwriter except as provided in Sections 8 and 10 hereof.

13.                                 All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to Goldman, Sachs & Co., One New York Plaza, 42nd Floor, New York, New York 10004, Attention: Registration Department; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to such Selling Stockholder at its address set forth in Schedule I hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to the Underwriter pursuant to Section 10(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to the Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you upon request.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.                                 This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Selling Stockholders, the Company and, to the extent provided in Sections 10 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.                                 Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.                                 The Company and each Selling Stockholder acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or (except, with respect to Chandler Trust No. 1 and Chandler Trust No. 2 (collectively, the “Trusts”), an advisory role to the extent provided in the letter dated June 15, 2006 between the Trusts and the Underwriter (the “Engagement Letter”)) the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or such Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement or the Engagement Letter and (iv) the Company and the Selling Stockholders have consulted their respective own legal and financial advisors to the extent they each deemed appropriate.  The Company and the Selling Stockholders agree that they will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or (except with respect to advisory services provided to the Trusts pursuant to the Engagement Letter) the process leading thereto; it being agreed between the Trusts and the Underwriter that the decision to undertake the transactions contemplated by this Agreement was made solely by the Trusts.

17.                                 This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Stockholders and the Underwriter, or any of them, with respect to the subject matter hereof; provided that the Registration Rights Agreement and the Engagement Letter shall remain in full force and effect, each in accordance with their respective terms.

18.                                 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19.                                 The Company, the Underwriter and each Selling Stockholder hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.                                 This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21.                                 Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriter imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriter, each of the Selling Stockholders and the Company.

Very truly yours,

Tribune Company

By:	/s/ Crane H. Kenney
Name: Crane H. Kenney
Title: Senior Vice President/General
Counsel and Secretary

Selling Stockholders

Chandler Trust No. 1
May C. Goodan Trust No. 2
Philip Chandler Residuary Trust No. 2
Ruth C. Von Platen Trust No. 2
Dorothy B. Chandler Marital Trust No. 2
Dorothy B. Chandler Residuary Trust No. 2
HOC Trust No. 2 FBO Scott Haskins
HOC Trust No. 2 FBO John Haskins
HOC Trust No. 2 FBO Eliza Haskins
HOC GST Exempt Trust No. 2 FBO Scott
Haskins
HOC GST Exempt Trust No. 2 FBO John
Haskins
HOC GST Exempt Trust No. 2 FBO Eliza
Haskins
Alberta W. Chandler Marital Trust No. 2
Earl E. Crowe Trust No. 2
Patricia Crowe Warren Residuary Trust No. 2
Helen Garland Trust No. 2 (for Gwendolyn
Garland Babcock)
Helen Garland Trust No. 2 (for William M.
Garland III)
Helen Garland Trust No. 2 (for Hillary Duque
Garland)
Garland Foundation Trust No. 2
Marian Otis Chandler Trust No. 2

By:	/s/	Susan Babcock
Susan Babcock, as Trustee

By:	/s/	Jeffrey Chandler
Jeffrey Chandler, as Trustee

By:	/s/	Camilla Chandler Frost
Camilla Chandler Frost, as Trustee

By:	/s/	Roger Goodan
Roger Goodan, as Trustee

By:	/s/	William Stinehart, Jr.
William Stinehart, Jr., as Trustee

By:	/s/	Judy C. Webb
Judy C. Webb, as Trustee

By:	/s/	Warren B. Williamson
Warren B. Williamson, as Trustee

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

SCHEDULE I

Total Number of
Shares
to be Sold
The Selling Stockholder(s)(a):

Chandler Trust No. 1	9,676,303
Philip Chandler Residuary Trust No. 2	491,383
May C. Goodan Trust No. 2	882,548
Ruth C. Von Platen Trust No. 2	895,926
Dorothy B. Chandler Marital Trust No. 2	257,565
Dorothy B. Chandler Residuary Trust No. 2	803,315
HOC Trust No. 2 FBO Scott Haskins	239,566
HOC Trust No. 2 FBO John Haskins	239,566
HOC Trust No. 2 FBO Eliza Haskins	239,566
HOC GST Exempt Trust No. 2 FBO Scott Haskins	21,084
HOC GST Exempt Trust No. 2 FBO John Haskins	21,084
HOC GST Exempt Trust No. 2 FBO Eliza Haskins	21,084
Alberta W. Chandler Marital Trust No. 2	662,763
Earl E. Crowe Trust No. 2	544,530
Patricia Crowe Warren Residuary Trust No. 2	690,741
Helen Garland Trust No. 2 (for Gwendolyn Garland Babcock)	241,516
Helen Garland Trust No. 2 (for William M. Garland III)	120,758
Helen Garland Trust No. 2 (for Hillary Duque Garland)	120,758
Garland Foundation Trust No. 2	936,087
Marian Otis Chandler Trust No. 2	3,245,811

Total	20,351,954

(a)                                  The address of each Selling Stockholder is c/- Chandler Trust No. 2, 350 West Colorado Boulevard, Suite 230, Pasadena, California 91105.

SCHEDULE II

(a)                                  Issuer Free Writing Prospectuses:

Free Writing Prospectus filed by the Company on June 4, 2007.

(b)                                 Additional Documents Incorporated by Reference:

None.